                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D. C.  20549
                          __________________________

                                   FORM  T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                          __________________________

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION  305(b)(2) _______
                          __________________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

               New York                           13-3818954
   (Jurisdiction of incorporation             (I. R. S. Employer
   if not a U. S. national bank)              Identification No.)

         114 West 47th Street                     10036-1532
         New York,  New York                      (Zip Code)
        (Address of principal
          executive offices)

                          __________________________
                            Scovill Fasteners Inc.
              (Exact name of OBLIGOR as specified in its charter)

               Delaware                           95-3959561
   (State or other jurisdiction of            (I. R. S. Employer
   incorporation or organization)             Identification No.)

          1802 Scovill Drive                         30523
        Clarkesville, Georgia                     (Zip code)
(Address of principal executive offices)

                          __________________________
                             Scovill Holdings Inc.
              (Exact name of OBLIGOR as specified in its charter)

               Delaware                           Applied For
   (State or other jurisdiction of            (I. R. S. Employer
   incorporation or organization)             Identification No.)

   c/o Saratoga Partners III, L.P.                   10022
         535 Madison Avenue                       (Zip code)
         New York, New York
(Address of principal executive offices)

                          __________________________
                         11-1/4% Senior Notes due 2007
                      (Title of the indenture securities)

================================================================================

                                    GENERAL


1.  GENERAL INFORMATION
    -------------------

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
              (Board of Governors of the Federal Reserve System)
          Federal Deposit Insurance Corporation, Washington, D.C.
          New York State Banking Department, Albany, New York

    (b)  Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.  AFFILIATIONS WITH THE OBLIGOR
    -----------------------------

    If the obligor is an affiliate of the trustee, describe each such affiliation.

         None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

    The obligor currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16. LIST OF EXHIBITS
    ----------------

    T-1.1   --       Organization Certificate, as amended, issued by the State
                     of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-
                     1.1 to Form T-1 filed on September 15, 1995 with the
                     Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                     (Registration No. 33-97056).

    T-1.2   --       Included in Exhibit T-1.1.

    T-1.3   --       Included in Exhibit T-1.1.

16. LIST OF EXHIBITS
    ----------------
    (cont'd)

    T-1.4   --      The By-Laws of United States Trust Company of New York, as
                    amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

    T-1.6   --      The consent of the trustee required by Section 321(b) of the
                    Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990.

    T-1.7   --      A copy of the latest report of condition of the trustee
                    pursuant to law or the requirements of its supervising or examining authority.

NOTE
----

As of December 22, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 22th day of December 1997.

UNITED STATES TRUST COMPANY
  OF NEW YORK, Trustee

By: /s/ James E. Logan
   --------------------------
   James E. Logan
   Vice President

                                                  EXHIBIT T-1.6
                                                  -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                             New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK


     __________________________
By:  /S/Gerard F. Ganey
     Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                              SEPTEMBER 30, 1997
                              ------------------
                               ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                     $  116,582

Short-Term Investments                         183,652

Securities, Available for Sale                 691,965

Loans                                        1,669,611
Less:  Allowance for Credit Losses              16,067
                                            ----------
     Net Loans                               1,653,544
Premises and Equipment                          61,796
Other Assets                                   125,121
                                            ----------
     TOTAL ASSETS                           $2,832,660
                                            ==========

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                   $  541,619
     Interest Bearing                        1,617,028
                                            ----------
         Total Deposits                      2,158,647

Short-Term Credit Facilities                   365,235
Accounts Payable and Accrued Liabilities       141,793
                                            ----------
     TOTAL LIABILITIES                      $2,665,675
                                            ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                    14,995
Capital Surplus                                 49,542
Retained Earnings                               99,601
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes            2,847
                                            ----------
TOTAL STOCKHOLDER'S EQUITY                     166,985
                                            ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                   $2,832,660
                                            ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

November 13, 1997